EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

Whereas, heretofore, under date of May 12, 2004, Adams Resources & Energy, Inc. (“ARE”) and Frank T. “Chip” Webster (“Webster”) entered into that certain Employment Agreement (“Agreement”) bearing that date, which Agreement provided for the employment of Webster by ARE subject to the terms and conditions as set forth; and

Whereas, the Agreement is now in full force and effect and ARE and Webster mutually desire to hereby modify and amend said Agreement to the extent and in the manner hereinafter specified.

Now, therefore ARE and Webster do hereby mutually agree that Section 1.(a) of the Agreement be and the same is hereby amended to hereafter be and read as follows:

Section 1. (a) ARE hereby employs Webster as its President and Chief Operating Officer and Webster hereby accepts such employment for the time period beginning May 14, 2004, and ending May 13, 2008, subject to earlier termination as hereinafter set forth (the "Term"). Anything herein contained to the contrary notwithstanding, ARE shall have the unilateral right to terminate Webster's employment at any time during the Term with or without cause.

ARE and Webster do hereby mutually agree that Section 5. (a) of the Agreement be and the same hereby is amended by adding the following sentence to the end of Section 5(a):

In the event the term of this Agreement is extended beyond May 13, 2007, the base salary for the year May 14, 2007 to May 13, 2008, shall be the base salary which was paid to Webster in the final year of the term as set out in the Agreement.

Said Agreement, as hereby amended, shall continue in full force and effect subject to all of its terms and provisions and ARE and Webster do hereby agree and declare that the Agreement as amended, is binding upon each party and is a valid and subsisting Agreement.

Executed the ______ day of ___________________, 2005.

ADAMS RESOURCES & ENERGY, INC.

By_______________________________
K. S. Adams, Jr.
Chairman of the Board and
Chief Executive Officer

_________________________________
Frank T. "Chip" Webster
President and Chief Financial Officer